Exhibit 99.1

John W. Tietjen	Rich Tauberman
Executive Vice President &	Investor/Media Relations
Chief Financial Officer	MWW Group
Sterling Bancorp	rtauberman@mww.com
john.tietjen@sterlingbancorp.com	201.507.9500
212.757.8035
FOR IMMEDIATE RELEASE
STERLING BANCORP AGREES TO ACQUIRE PL SERVICES
Purchase Is Expected to Expand Sterling’s Commercial Lending Portfolio and
Enhance Cross-Selling Opportunities
NEW YORK — March 20, 2006 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent of Sterling National Bank, today announced that it has signed an agreement to acquire the business and assets of PL Services, L. P. (PLS), a leading provider of credit and accounts receivable management services to the staffing industry. The acquisition, which is subject to the satisfaction of various closing conditions, is anticipated to be completed by the second quarter of this year. Terms of the transaction were not disclosed.
“We believe the acquisition of PLS will be a great fit for Sterling and will expand our growing commercial lending activities,” said Louis J. Cappelli, Chairman and Chief Executive Officer of Sterling Bancorp. “We believe the acquisition will foster Sterling’s penetration further into the staffing industry. We have long experience working with staffing companies, a vibrant sector of the economy, and are excited about the opportunities that lie ahead.”
PL Services, doing business under the brand names Resource Funding Group (RFG) and Temporary Management Resources (TMR), has over twenty years of experience serving the staffing industry. PLS enjoys a strong reputation in its marketplace and provides support services and funding to hundreds of independently owned staffing companies throughout the United States. Last year, PLS’ clients generated gross billings of approximately $435 million on which PLS earned commissions. The acquisition is expected to enable Sterling to provide important new commercial lending products and services to customers across its business units and to expand opportunities among the existing PLS client base. Following the closing of the transaction, the business will be named Sterling Resource Funding Corp. and continue to operate from its present headquarters in Woodbury, New York.

“The management and staff of PL Services are most excited about the acquisition by Sterling. It will provide a far broader array of products and financial resources to our clients, as well as opening the door to new markets. We feel fortunate to be acquired by an institution with the experience, longstanding values and reputation of Sterling,” commented Allen Gershlak, President of PL Services.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.1 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
This press release contains statements, including but not limited to, statements concerning anticipated completion of the Company’s acquisition of the business and assets of PLS, future expansion of the Company’s commercial lending activities, future penetration into the staffing industry, future enhancement of cross-selling opportunities, future provision of new commercial lending products and services to customers across the Company’s business units and future opportunities among PLS’s existing client base, and other statements regarding matters that are not historical facts, that are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. These forward-looking statements speak only as of the date on which they are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
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